UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 24, 2006
BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

100 Clearbrook Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01           Entry Into a Material Definitive Agreement.
     On August 24, 2006, BioScrip, Inc. (“BioScrip” or the “Company”) entered into a severance agreement with Barry Posner, BioScrip’s Executive Vice President, Secretary and General Counsel. Under the terms of the agreement Mr. Posner is entitled to receive severance payment protection in the event of the termination of his employment under certain circumstances. The severance protections provided to Mr. Posner under this Agreement replace and modify the severance provisions contained in his employment agreement with the Company which expired in March 2006.
     If Mr. Posner’s employment is terminated early due to his death or disability, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all fully vested and exercisable options may be exercised by his estate for one year following termination, (iii) all performance shares granted under any bonus program shall fully vest, and (iv) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest. Notwithstanding the foregoing, if Mr. Posner should remain disabled for six months following his termination for disability, he shall also be entitled to receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance) and continuing coverage under all benefit plans and programs to which he was previously entitled.
     If the Company terminates Mr. Posner for “Cause” (as defined in the agreement) or if Mr. Posner terminates his employment without “Good Reason” (as defined in the agreement), (i) he shall be entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) he shall be entitled to retain only those performance shares which shall have vested as of the date of termination, (iii) all vested and unvested stock options shall lapse and terminate (except that in the event of termination without Good Reason he shall have 30 days from the date of termination to exercise any vested options) , (iv) any stock grants made to him that are subject to forfeiture shall be immediately forfeited, and (v) all performance units shall immediately terminate.
     If the Company terminates Mr. Posner’s employment without “Cause” or Mr. Posner terminates his employment for “Good Reason”, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) for a period of two years following termination he shall be entitled to receive his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (iii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and he shall become vested in any other pension or deferred compensation plan, (iv) all performance shares granted under any bonus program shall fully vest, and (v) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest.
     The foregoing summary is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed with this report as Exhibit 10.1.
Item 9.01           Financial Statements and Exhibits.
(c) Exhibits.       The following information is furnished as an exhibit to this Current Report:
Exhibit No.        Description of Exhibit
10.1                    Severance Agreement between BioScrip, Inc. and Barry Posner.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 25, 2006	BIOSCRIP, INC.

	By:	/s/ David L. Frankel

David L. Frankel,
Assistant Secretary and Assistant General Counsel

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